FIRST GOLDEN AMERICAN                              Deferred Combination
LIFE INSURANCE COMPANY                             Variable and Fixed
OF NEW YORK                                        Annuity Group
                                                   Master Contract
A stock company.
--------------------------------------------------------------------------------


Contractholder: The Golden Investors Trust     Group Contract Number: G000020-0E

Issued in:      Delaware                  Contract Issue Date: September 2, 1997


In this Contract, "we", "our" and "us" refer to the First Golden American Life Insurance Company of New York. Our home office is in New York, New York.

In consideration of application for this Contract and the payment of premiums, we agree, subject to the terms and conditions of this Contract, to provide the benefits described in this Contract to the persons eligible (herein called "Annuitant[s]") under the terms of this Contract.

If this Contract is in force, we will make income payments to the Owner starting on the Annuity Commencement Date shown in each Certificate. If the Owner or the Annuitant (if the Owner is other than the Annuitant) dies prior to the Annuity Commencement Date shown in each Certificate, we will pay a death benefit to the Beneficiary. The amounts of such benefits are subject to the terms of this Contract.

All death proceeds due under this Contract will be paid according to the beneficiary designation and the provisions of this Contract. Payment of such death proceeds by us will completely discharge our liability with respect to the amounts so paid.

All provisions set forth on the following pages are a part of this Contract.

Signed for First Golden American Life Insurance Company on the Contract Issue Date.













President:   Terry L. Kendall                    Secretary: Myles R. Tashman

--------------------------------------------------------------------------------
Deferred Combination Variable and Fixed Annuity Group Master Contract - No Dividends
  Variable Cash Surrender Values while an Owner is living and prior to the Annuity Commencement Date. Death benefit subject to guaranteed minimum. Additional premium payment option. Partial Withdrawal Option.
  Non-participating. Investment results reflected in values.


FG-MA-1000-08/97

                             TABLE OF CONTENTS

The contents of this Contract appear in the following order:



SCHEDULE...................................................4

Premium Payment and Investment Information
Variable Separate Accounts
Contract Facts
Charges
Income Plan Factors

IMPORTANT TERMS............................................10

INTRODUCTION TO THE CONTRACT...............................12

Eligibility
The Owner
The Annuitant
The Beneficiary
Change of Owner or Beneficiary

PREMIUM PAYMENTS AND ALLOCATION CHANGES....................13

Initial Premium Payment
Additional Premium Payment Option
Reallocation of Accumulation Value
What Happens if a Division is Not Available

HOW WE MEASURE THE ACCUMULATION VALUE......................14

The Variable Separate Accounts
The General Account
Valuation Period
Accumulation Value
Accumulation Value in Each Division and Fixed Allocation
Fixed Account Guarantee Periods
Market Value Adjustments
Measurement of Investment Experience
Charges Deducted From Accumulation Value for Each Processing Period

THE OWNER'S BENEFITS.......................................19

Cash Value Benefit
Partial Withdrawal Option

DEATH BENEFIT PROCEEDS.....................................20

Proceeds Payable to the Beneficiary

FG-MA-1000-08/97

CHOOSING AN INCOME PLAN....................................21

Annuity Benefits
Annuity Commencement Date Selection
Frequency Selection
The Income Plan
The Annuity Options
Payment When Named Person Dies

GENERAL PROVISIONS.........................................23

Entire Contract
Sending Notice to Us
Reports to Owner
Assignment
Changing the Contract
Contract Changes - Applicable Tax Law Misstatement of Age or Sex
Non-Participating Payments We May Defer Authority to Make Agreements Computations Facility of Payment Incontestability Certificates Conformity With Law Records Owner's Right to Examine the Certificate


FG-MA-1000-08/97

                        THE SCHEDULE
--------------------------------------------------------------------------------
PREMIUM PAYMENT AND INVESTMENT INFORMATION

Investment
Initial Premium                        Minimum $10,000.
Accumulation Value                     As shown in each Certificate.

Additional Premium Payment
Minimum payment: Qualified plan        $250
                 Non-qualified plan    $500
Maximum Attained Age of Annuitants
and Owners                             85

Allocations
Maximum Divisions at any one time      Sixteen
Allocation changes per Certificate
Year without charge                    Twelve

The Variable Separate Accounts

Divisions Investing in Shares of Mutual Funds Separate Account NY-B (the "Account") is a unit investment trust Separate Account, organized in and governed by the laws of the State of New York, our state of domicile. The Account is divided into Divisions. Each Division listed below invests in shares of the mutual fund portfolio designated. Each portfolio is a part of the Equi-Select Series Trust.

                             PORTFOLIO

                        OTC          TOTAL RETURN
                        RESEARCH

Each Division listed below invests in shares of the mutual fund portfolio (the "Portfolio") designated. Each portfolio is a part of Travelers Series Fund Inc., a trust.

                             PORTFOLIO

                  INCOME AND GROWTH     HIGH INCOME
                  INTERNATIONAL EQUITY  MONEY MARKET

The Division listed below invests in shares of the mutual fund portfolio (the "Portfolio") designated. The portfolio is a part of Smith Barney Series Fund, a trust.

                             PORTFOLIO

                  APPRECIATION

Each Division listed below invests in shares of the mutual fund portfolio (the "Portfolio") designated. Each portfolio is a part of Smith Barney Concert Series Inc., a trust.

                             PORTFOLIO

                  HIGH GROWTH           GROWTH
                  BALANCED              CONSERVATIVE
                  INCOME

NOTE: PLEASE REFER TO THE PROSPECTUSES FOR THE CERTIFICATE AND THE TRUSTS FOR
       MORE DETAILS.


FG-MA-1000-08/97

--------------------------------------------------------------------------------

GENERAL ACCOUNT

Not available.

CONTRACT FACTS

Processing Dates                            As shown in each Certificate.
Specially Designated Division               Money Market Portfolio.
Annuity Commencement Date                   As shown in each Certificate.
Required Date of Annuity Commencement       As shown in each Certificate.
Guaranteed Death Benefit Option             As shown in each Certificate.
Maximum Guaranteed Death Benefit            As shown in each Certificate.
Guaranteed Death Benefit Interest Rate      As shown in each Certificate.

Minimum Annuity Income Payment              As shown in each Certificate.
Optional Benefit Riders                     None.

Conventional Partial Withdrawals
Minimum Withdrawal Amount                   $1,000.
Maximum Withdrawal Percentage               Factor: 15% of Accumulation Value as
                                            of the date of the withdrawal
                                            without being considered an Excess
                                            Partial Withdrawal. We will collect
                                            a Surrender Charge for Excess
                                            Partial Withdrawalss and a charge
                                            for any unrecovered premium taxes.
                                            In no event may a Partial Withdrawal
                                            be greater than 90% of a
                                            Certificate's Cash Surrender Value.
                                            Systematic Partial Withdrawals
                                            Systematic Partial Withdrawals may
                                            be elected to commence after 28 days
                                            from the Certificate Issue Date.
                                            Systematic Partial Withdrawals may
                                            be taken on a monthly or quarterly
                                            basis, as long as the minimum of
                                            $100 is met.

Maximum Percentage:
Separate Account Divisions                  1.25% Monthly or 3.75% Quarterly.
Fixed Allocations                           Interest earned in prior month or
                                            prior quarter.

We will collect a surrender charge for excess Partial Withdrawals. A Systematic Partial Withdrawal from a Fixed Allocation is not subject to Market Value Adjustment.

IRA Partial Withdrawals for Qualified Certificates Only
IRA Partial Withdrawals may be taken on a monthly, quarterly or annual basis, as long as the minimum of $100 is met.

Fixed Account
Minimum Fixed Allocation                    As shown in each Certificate.
Guaranteed Minimum Interest Rate            As shown in each Certificate.


FG-MA-1000-08/97

--------------------------------------------------------------------------------
Guarantee Periods: We currently offer Guarantee Periods of 1, 3, 5, 7 and 10 year(s). We reserve the right to offer Guarantee Periods of durations other than those available on the Contract Issue Date. We also reserve the right to cease offering a particular Guarantee Period or Periods.

Index Rate
The Index Rate is the average of the Ask Yields for U.S. Treasury
Strips as reported by a national quoting service for the applicable maturity. The average is based on the period from the 22nd day of the calendar month two months prior to the calendar month of Index Rate determination to the 21st day of the calendar month immediately prior to the month of determination. The applicable maturity date for these U.S. Treasury Strips is on or next following the last day of the Guarantee Period. If these Ask Yields are no longer available, the Index Rate will be determined using a suitable replacement method. Such substitute Index Rate will have the prior approval of the Superintendent of the New York Insurance Department.

We currently set the Index Rate once each calendar month. However, we reserve the right to set the Index Rate more frequently than monthly, but in no event will such Index Rate be based on a period of less than 28 days.

CHARGES

Charge Deduction Division                   Money Market Portfolio.

Expense Charges
---------------

Deduction from Premium Payments             None.

Deductions from Accumulation Value
Initial Administrative Charge               None.

Administrative Charge                       $30 per Certificate Processing
                                            Period. For Certificates with an
                                            Accumulation Value of at least
                                            $100,000 or where the sum of
                                            premiums paid is at least $100,000,
                                            the charge is zero. This charge is
                                            to cover a portion of our ongoing
                                            administrative expenses for each
                                            Certificate Processing Period. The
                                            charge is incurred at the beginning
                                            of the Certificate Processing Period
                                            and deducted on the Certificate
                                            Processing Date at the end of each
                                            Certificate Processing Period.

Excess Allocation Charge                    Currently none. However, we reserve
                                            the right to charge $25 to cover the
                                            cost of allocations in excess of the
                                            twelve free allocation changes
                                            allowed per year. Limitations as
                                            shown in each Certificate.

Surrender Charges                           As shown in the Certificate.

Premium Taxes                               We deduct from the Accumulation
                                            Value the amount of any premium or
                                            other state and local taxes levied
                                            by any state or governmental entity
                                            when such taxes are incurred. We
                                            reserve the right to change the
                                            amount of the deduction to conform
                                            with changes in the law or if the
                                            Owner changes state of residence.


FG-MA-1000-08/97

--------------------------------------------------------------------------------

Deductions from the Divisions
Mortality and Expense Risk Charge   As shown in each Certificate.

Asset Based Administrative Charge   As shown in each Certificate.


INCOME PLAN FACTORS

These factors are shown in each Certificate.




FG-MA-1000-08/97

                        Important Terms
--------------------------------------------------------------------------------

Accumulation Value - The amount that a Certificate provides for investment at any time. Initially, this amount is equal to the premium paid.

Annuitant - The person designated by the Owner to be the measuring life in determining annuity payments.

Annuity Commencement Date - For each Certificate, the date on which annuity payments begin.

Annuity Options - Options the Owner selects that determine the form and amount of Annuity Payments.

Annuity Payment - The periodic payment an Owner receives. It may be either a fixed or a variable amount based on the annuity option chosen.

Attained Age - The issue age of the annuitant or Owner plus the number of full years elapsed since the certificate date. Beneficiary - The person designated to receive benefits in the case of the death of the Owner.

Business Day - Any day the New York Stock Exchange ("NYSE") is open for trading exclusive of federal holidays, or any day on which the Securities and Exchange Commission ("SEC") requires that mutual funds, unit investment trusts or other investment portfolios be valued.

Cash Surrender Value - The amount the Owner receives upon surrender of the Certificate.

Certificate - This is a summary of the benefits and provisions provided by this Contract.

Certificate Anniversary - The anniversary of the certificate date.

Certificate Date - The date we received the Initial Premium an upon which we begin determining the Certificate values. It may or may not be the same as the certificate issue date. This date is used to determine Certificate months, processing dates, years, and anniversaries.

Certificate Issue Date - The date the Certificate is issued at our Variable Products Customer Service Center.

Certificate Processing Dates - The days when we deduct certain charges from the accumulation value. If the Certificate Processing Date is not a Valuation Date, it will be on the next succeeding Valuation Date. The Certificate Processing Date will be on the Certificate Anniversary of each year.

Certificate Processing Period - The period between successive certificate processing dates unless it is the first certificate processing period. In that case, it is the period from the certificate date to the first certificate processing date.

Certificate Year - The period between certificate anniversaries.

Charge Deduction Division - The Division from which all charges are deducted if so designated on the enrollment form or later elected by the Owner.

Contingent Annuitant - The person designated by the Owner who, upon the annuitant's death prior to the annuity commencement date, becomes the annuitant.


FG-MA-1000-08/97

--------------------------------------------------------------------------------

Contract Issue Date - The date this Contract is issued at our Customer Service Center.

Contractholder - The entity to whom this Contract is issued.

Customer Service Center - The entity that provides service to our contractholders and Owners. It is located at 230 Park Avenue, Suite 966, New York City, New York 10169 and may be reached by phone at 1-800-963-9539.

Division - An investment option available in the Variable Separate Accounts shown in each Certificate.

Endorsements - Endorsements add provisions or change the terms of this Contract or Certificate.

Experience Factor - The factor which reflects the investment experience of the portfolio in which a Division invests and also reflects the charges assessed against the Division for a valuation period.

Fixed Account - This is the Separate Account established to support Fixed Allocations.

Fixed Allocation - An amount allocated to the Fixed Account that is credited with a Guaranteed Interest Rate for a specified Guarantee Period.

General Account - The account which contains all of our assets other than those held in our separate accounts.

Guaranteed Death Benefit Interest Rate - The annual rate at which the Guaranteed Death Benefit is calculated.

Guarantee Period - The period of years a rate of interest is guaranteed to be credited to a fixed allocation.

Guaranteed Interest Rate - The effective annual interest rate which we will credit for a specified Guarantee Period.

Guaranteed Minimum Interest Rate - The minimum interest rate which can be declared by Us for Fixed Allocations.

Index of Investment Experience - The index that measures the performance of a Division.

Initial Premium - The payment amount required to put each Certificate in effect.

Issue Age - The annuitant's or Owner's age on the last birthday on or before the certificate date.

Market Value Adjustment - A positive or negative adjustment to Fixed Allocation. It may apply if all or part of a Fixed Allocation is withdrawn, transferred, or applied to an Annuity Option prior to the end of the Guarantee Period.

Maturity Date - The date on which a Guarantee Period matures.

Owner - The person who owns a Certificate and is entitled to exercise all rights of the Certificate. This person's death also initiates payment of the death benefit.

Specially Designated Division - Distributions from a portfolio underlying a Division in which reinvestment is not available will be allocated to this Division unless the Owner specifies otherwise.

Valuation Date - The day at the end of a valuation period when each Division is valued.

Valuation Period - Each business day together with any non-Business Days before it.

FG-MA-1000-08/97

                        Introduction to the Contract
--------------------------------------------------------------------------------
Eligibility

Eligible persons as stated in the application for this Contract and who have enrolled and for whom the Initial Premium has been paid are eligible to receive the benefits under this Contract.

The Owner

The Owner is also the Annuitant unless another Annuitant has been named and is shown in the Certificate. The Owner has the rights and options described in this Contract.

One or more people may own a Certificate. If there are multiple Owners named, the age of the oldest Owner shall be used to determine the applicable death benefit. In the case of a sole Owner who dies prior to the annuity commencement date, we will pay the Beneficiary the death benefit then due. If the sole Owner is not an individual, we will treat the annuitant as the Owner for purposes of determining when the Owner dies under the death benefit provision (if there is no Contingent Annuitant), and the Annuitant's Issue Age will determine the applicable death benefit payable to the Beneficiary. The sole Owner's estate will be the beneficiary if no beneficiary designation is in effect, or if the sole designated beneficiary has predeceased the Owner. In the case of a joint Owner dying prior to the annuity commencement date, the surviving Owner(s) shall be deemed the beneficiary(ies).

The Annuitant

The Annuitant is the measuring life of the annuity benefits provided under a Certificate. The annuitant may not be changed during the annuitant's lifetime. The Owner may name a contingent annuitant. The contingent annuitant becomes the annuitant if the annuitant dies while a Certificate is in effect prior to the Annuity Commencement Date. The Owner will be the contingent annuitant unless the Owner names someone else. The annuitant must be a natural person. If the annuitant dies and no contingent annuitant has been named, we will allow the Owner sixty days to designate someone else as annuitant. If all Owners are not individuals and, through operation of this provision, an Owner becomes the Annuitant, we will pay the death benefit proceeds to the Beneficiary. If there are joint Owners, we will treat the youngest of the Owners as the Contingent Annuitant designated, unless elected otherwise.

The Beneficiary

The beneficiary is the person to whom we pay death proceeds if the Owner dies prior to the annuity commencement date. See Death Benefit Proceeds for more information. We pay death proceeds to the primary beneficiary (unless there are joint Owners in which case the death benefit proceeds are payable to the surviving Owners). If the primary beneficiary dies before the Owner, the death proceeds are paid to the contingent beneficiary, if any. If there is no surviving beneficiary, we pay the death proceeds to the Owner's estate.

One or more persons may be named as primary beneficiary or contingent Beneficiary. In the case of more than one beneficiary, we will assume any death proceeds are to be paid in equal shares to the surviving beneficiaries. Other than equal shares may be specified by the Owner.

The Owner has the right to change beneficiaries during the Owner's lifetime, unless the primary beneficiary is designated irrevocable. When an irrevocable Beneficiary has been designated, the Owner and the irrevocable Beneficiary may have to act together to exercise the rights and options under a Certificate.

Change of Owner or Beneficiary

During the Owner's lifetime and while a Certificate is in effect under this Contract, the Owner can transfer ownership of a Certificate or change the beneficiary. To make any of these changes, we require written notice of the change in a form satisfactory to us. The change will take effect as of the day the notice is signed. The change will not affect any payment made or action taken by us before recording the change at our Variable Products Customer Service Center. A change of Owner may affect the amount of death benefit payable under the Certificate. See Proceeds Payable to Beneficiary.


FG-MA-1000-08/97

                        Premium Payments and Allocation Changes
--------------------------------------------------------------------------------

Initial Premium Payment

The Initial Premium payment is required to put a Certificate in effect. The amount and allocation of the Initial Premium payment is shown in each Certificate.

Additional Premium Payment Option

Additional premium payments may be made at any time before the annuity commencement date. Satisfactory notice to us must be given for additional premium payments. Restrictions on additional premium payments, such as the attained age of the annuitant or Owner and the timing and amount of each payment, are shown in each Certificate. We reserve the right to defer acceptance of or to return any additional premium payments.

As of the date we receive and accept the Owner's additional premium payment:

     (1) The accumulation value will increase by the amount of the premium payment less any premium deductions as shown in each Certificate.
     (2) The increase in the accumulation value will be allocated among the Divisions and the Fixed Allocations in accordance with the Owner's instructions. If the Owner does not provide such instructions, allocation will be among the Divisions and in proportion to the amount of accumulation value in each Division as of the date we receive and accept the additional premium payment. Allocations to the Fixed Account will be made only upon specific written request.

Where to Make Payments
Additional premium payments are to be sent to our Customer Service Center. On request, a receipt signed by one of our officers will be provided.

Reallocation of Accumulation Value

The accumulation value may be reallocated among the Divisions and the Fixed Allocations prior to the Annuity Commencement Date. The number of free allocation changes each certificate year that we will allow is shown in each Certificate. To make an allocation change, we must receive satisfactory notice at our Customer Service Center. The change will take effect when we receive the notice. Restrictions for reallocation into and out of the Divisions are shown in each Certificate. Some Divisions may have restrictions on allocations. An allocation from the Fixed Allocation may be subject to a Market Value Adjustment. See Market Value Adjustment.

What Happens if a Division is Not Available

When a distribution is made from an investment portfolio supporting a unit investment trust Division of the Variable Separate Account or from a Division of a managed separate account in which reinvestment is not available, we will allocate the distribution to the Specially Designated Division shown in each Certificate unless the Owner specifies otherwise.

Such a distribution may occur when an investment portfolio or Division matures, when distribution from a portfolio or Division cannot be reinvested in the portfolio or Division due to the unavailability of securities, or for other reasons. When this occurs because of maturity, we will send written notice 30 days in advance of such date. To elect an allocation to other than the Specially Designated Division shown in each Certificate, we must receive satisfactory notice at least seven days prior to the date the investment matures. Such allocations will not be counted as an allocation change of the accumulation value for purposes of the number of free allocations permitted.


FG-MA-1000-08/97

                        How We Measure the Accumulation Value
--------------------------------------------------------------------------------

The Variable Separate Accounts

These accounts, which are designated in each Certificate, are kept separate from our General Account and any other separate accounts we may have. They are used to support variable annuity contracts and may be used for other purposes permitted by applicable laws and regulations. We own the assets in the Variable Separate Accounts. Assets equal to the reserves and other liabilities of the accounts will not be charged with liabilities that arise from any other business we conduct; but, we may transfer to our General Account assets which exceed the reserves and other liabilities of the Variable Separate Accounts. Income and realized and unrealized gains or losses from assets in these separate accounts are credited to or charged against the account without regard to other income, gains or losses in our other investment accounts.

One type of Variable Separate Account will invest in mutual funds, unit investment trusts and other investment portfolios which we determine to be suitable for this Contract's purposes. This separate account is treated as a unit investment trust under Federal securities laws. It is registered with the SEC under the Investment Company Act of 1940. This separate account is also governed by state laws as designated in each Certificate. The trust may offer unregistered series.

We may offer certain non-registered series or Variable Separate Accounts. Any such Series or Variable Separate Account is shown in each Certificate.

Divisions of the Variable Separate Account
A unit investment trust Variable Separate Account includes Divisions, each investing in a designated investment portfolio. The Divisions and the investment portfolios in which they invest, if applicable, are specified in each Certificate. Some of the portfolios designated may be managed by a separate investment adviser. Such adviser will be registered under the Investment Advisers Act of 1940 if required.

Changes Within the Variable Separate Accounts
We may, from time to time, make additional separate account Divisions available. These Divisions will invest in investment portfolios we find suitable for this Contract. We also have the right to eliminate Divisions from a separate account, to combine two or more Divisions or to substitute a new portfolio for the portfolio in which a Division invests. A substitution may become necessary if, in our judgment, a portfolio or Division no longer suits the purposes of this Contract. This may happen due to a change in laws or regulations, or a change in a portfolio's investment objectives or restrictions, or because the portfolio or Division is no longer available for investment, or for some other reason. We will get prior approval from the insurance department of our state of domicile before making such a substitution.

This approval process is on file with the insurance department of the jurisdiction in which this Contract is delivered. We will also get any required approval from the SEC and any other required approvals before making such a substitution.

Subject to any required regulatory approvals, we reserve the right to transfer assets of the Divisions of the Variable Separate Account, which we determine to be associated with the class of Contracts to which this Contract belongs, to another Variable Separate Account or Division.

FG-MA-1000-08/97

--------------------------------------------------------------------------------
 When permitted by law, we reserve the right to:

     (1) Deregister a separate account under the Investment Company Act of 1940;
     (2) Operate a separate account as a management company under the Investment Company Act of 1940, if it is operating as a unit investment trust;
     (3) Operate a separate account as a unit investment trust under the Investment Company Act of 1940, if it is operating as a managed separate account;
     (4) Restrict or eliminate any voting rights of Owners, or other persons who have voting rights as to a separate account; and,
     (5) Combine a separate account with other separate accounts.

Valuation Period

Each Division will be valued at the end of each valuation period on a valuation date. A valuation period is each business day together with any non-Business Days before it. A business day is any day the NYSE is open for trading, and the SEC requires mutual funds, unit investment trusts, or other investment portfolios to value their securities.

Accumulation Value

The accumulation value of a Certificate is equal to the sum of the amounts in each Division and the Fixed Allocations. The Owner selects how the accumulation value is allocated. The maximum number of Divisions and Fixed Allocations to which the Accumulation Value may be allocated at any one time is shown in each Certificate.

Accumulation Value in each Division and Fixed Allocation

On the Certificate Date
On the certificate date, the accumulation value is allocated to each Division and the Fixed Allocations as shown in each Certificate.

On each Valuation Date
At the end of each subsequent valuation period, the amount of accumulation value in each Division and fixed allocation will be calculated as follows:

     (1) We take the accumulation value in the Division or Fixed Allocation at the end of the preceding Valuation Period.
     (2) We multiply (1) by the Division's net rate of return for the current valuation period, or we calculate the interest to be credited to a Fixed Allocation for the current Valuation Period.
     (3) We add (1) and (2).
     (4) We add to (3) any additional premium payments (less any premium deductions as shown in each Certificate) allocated to the Division or Fixed Allocation during the current valuation period.
     (5) We add or subtract allocations to or from that Division or Fixed Allocation during the current valuation period.
     (6) We subtract from (5) any partial withdrawals which are allocated to the Division or Fixed Allocation during the current valuation period.
     (7) We subtract from (6) the amounts allocated to that Division or Fixed Allocation for:
        (a) any charges due for optional benefit riders as shown in each Certificate;
        (b) any Certificate fees as shown in each Certificate;

All amounts in (7) are allocated to each Division or Fixed Allocation as shown in each Certificate.

FG-MA-1000-08/97

--------------------------------------------------------------------------------
Fixed Account

The Fixed Account is a Separate Account under state law and is not required to be registered with the Securities and Exchange Commission under the Investment Company Act of 1940. The Fixed Account includes various Fixed Allocations which we credit with fixed rates of interest for the Guarantee Period (or Periods) the Owners select. We reset the interest rates for new Fixed Allocations periodically, based on our sole discretion.

Guarantee Periods
Each Fixed Allocation is guaranteed an interest rate for a period, a Guarantee Period. The Guaranteed Interest Rate for a fixed allocation is effective for the entire period. The Maturity Date of a Guarantee Period will be the last day of a calendar month in which the Guarantee Period ends. Withdrawals and transfers made during a Guarantee Period may be subject to a Market Value Adjustment unless made thirty days or less prior to the Maturity Date.

Upon the expiry of a Guarantee Period, we will transfer the Accumulation Value of the expiring Fixed Allocation to a Fixed Allocation with a Guarantee Period equal in length to the expiring Guarantee Period, unless the Owner selects another period prior to a Maturity Date. We will notify the Owner at least thirty days prior to a Maturity Date of options for renewal. If the period remaining from the expiry of the previous guarantee period to the annuity commencement date is less than the period elected or the period expiring, the next shortest period then available that will not extend beyond the Annuity Commencement Date will be offered. If a period is not available, the Accumulation Value will be transferred to the Specially Designated Division.

We will declare guaranteed interest rates for the then available Fixed Allocation Guarantee Periods. These interest rates are based solely on our expectation as to our future earnings. Declared guaranteed interest rates are subject to change at any time prior to application to specific fixed allocations, although in no event will the rates be less than the Minimum Guaranteed Interest Rate shown in the Certificate.

Market Value Adjustments
A Market Value Adjustment will be applied to a Fixed Allocation upon withdrawal, transfer or application to an Income Plan if made more than thirty days prior to such Fixed Allocation's Maturity Date, except on Systematic Partial Withdrawals and IRA Partial Withdrawals. The Market Value Adjustment is applied to each Fixed Allocation separately.

The Market Value Adjustment is determined by multiplying the amount of Accumulation Value withdrawn, transferred or applied to an Income Plan by the following factor:

                 (     1 + I   )  N/365
                 ---------------
                 (1 + J + .0025)       - 1


Where I is the Index Rate for a Fixed Allocation on the first day of the applicable Guarantee Period; J is the Index Rate for new Fixed Allocations with Guarantee Periods equal to the number of years (fractional years rounded up to the next full year) remaining in the Guarantee Period at the time of calculation; and N is the remaining number of days in the Guarantee Period at the time of calculation. (The Index Rate is described in the Schedule.)

FG-MA-1000-08/97

--------------------------------------------------------------------------------
Market Value Adjustments will be applied as follows:

     (1) The Market Value Adjustment will be applied to the amount withdrawn before deduction of any applicable surrender charge.
     (2) For a partial withdrawal, partial transfer or in the case where a portion of a Fixed Allocation is applied to an Income Plan, the Market Value Adjustment will be calculated on the total amount that must be withdrawn, transferred or applied to an Income Plan in order to provide the amount requested.
     (3) If the Market Value Adjustment is negative, it will be assessed first against any remaining Accumulation Value in a particular Fixed Allocation. Any remaining Market Value Adjustment will be applied against the amount withdrawn, transferred or applied to an Income Plan.
     (4) If the Market Value Adjustment is positive, it will be credited to the Accumulation Value of a particular Fixed Allocation. If a cash surrender, or full transfer, or application to an Income Plan has been requested, the Market Value Adjustment is added to the amount being withdrawn, transferred or applied to an Income Plan.

Measurement of Investment Experience

Index of Investment Experience
The investment experience of a Division is determined on each valuation date. We use an index to measure changes in each Division's experience during a valuation period. We set the index at $10 when the first investments in a Division are made. The index for a current valuation period equals the index for the preceding valuation period multiplied by the Experience Factor for the current valuation period.

How We Determine the Experience Factor
For Divisions of a unit investment trust separate account the Experience Factor reflects the investment experience of the portfolio in which the Division invests as well as the charges assessed against the Division for a valuation period. The factor is calculated as follows:

     (1) We take the net asset value of the portfolio in which the Division invests at the end of the current valuation period.
     (2) We add to (1) the amount of any dividend or capital gains distribution declared for the investment portfolio and reinvested in such portfolio during the current valuation period. We subtract from that amount a charge for our taxes, if any.
     (3) We divide (2) by the net asset value of the portfolio at the end of the preceding valuation period.
     (4) We subtract the daily mortality and expense risk charge for each Division shown in each Certificate for each day in the valuation period. This charge is to cover expense and mortality risks that we are assuming.
     (5) We subtract the daily asset based administrative charge shown in each Certificate for each day in the Valuation Period.

Calculations for Divisions investing in unit investment trusts are on a per unit basis.

Net Rate of Return for a Variable Separate Account Division
The net rate of return for a Division during a valuation period is the Experience Factor for that valuation period minus one.

FG-MA-1000-08/97

--------------------------------------------------------------------------------

Interest Credited to a Fixed Allocation
A Fixed Allocation will be credited with the Guaranteed Interest Rate for the Guarantee Period in effect on the date the premium or reallocation is applied. Once applied, such rate will be guaranteed until that Fixed Allocation's Maturity Date. Interest will be credited daily at a rate to yield the declared annual Guaranteed Interest Rate. We periodically declare Guaranteed Interest Rates for then available Guarantee Periods. No Guaranteed Interest Rate will be less than the Minimum Guaranteed Interest Rate shown in each Certificate.

Charges Deducted from Accumulation Value for each Processing Period

All charges and fees are shown in each Certificate.

Charge Deduction Division Option
We will deduct all charges against the accumulation value of a Certificate from the Charge Deduction Division if the Owner elected this option. If this option was not elected or if the charges are greater than the amount in the Charge Deduction Division, the charges against the Accumulation Value will be deducted as follows:

     (1) If these charges are less than the accumulation value in the Divisions, they will be deducted proportionately from all Divisions.
     (2) If these charges exceed the Accumulation Value in the Divisions, any excess over such value will be deducted from the Fixed Account.

Any charges deducted from the Fixed Account will be taken from the Fixed Allocation, starting with the Guarantee Period nearest its Maturity Date until such charges have been paid.

The Owner may at any time while the Certificate is in effect change the election of this option. To do so, the Owner must send a written request to our Customer Service Center. Any change will take effect within seven days of the date we receive the request.

FG-MA-1000-08/97

                        The Owner's Benefits
--------------------------------------------------------------------------------

While a Certificate is in effect, the Owner has important rights and benefits available. We discuss these rights and benefits in this section.

Cash Value Benefit

Cash Surrender Value
The cash surrender value before the annuity commencement date, is determined as follows:
     (1) We take a Certificate's accumulation value;
     (2) We adjust for any applicable Market Value Adjustment;
     (3) We deduct any Surrender Charges;
     (4) We deduct any charges as shown in each Certificate that have been incurred but not yet deducted, including:
         (a) any quarterly administrative fee to be deducted on the next certificate processing date;
         (b) the pro rata part of any charges for optional benefit riders; and
         (c) any applicable premium or similar tax.

Cancelling to Receive the Cash Surrender Value
The Owner may, at any time before the annuity commencement date, surrender a Certificate to us. To do this, the Owner must return the Certificate with a signed request for cancellation to our Customer Service Center.

The cash surrender value will vary daily. We will determine the cash surrender value as of the date we receive the Certificate and the signed request in our Customer Service Center. All benefits under the Certificate will then end.

We will usually pay the cash surrender value within seven days; but, we may delay payment as described in the Payments We May Defer provision.

Partial Withdrawal Option

After the first certificate anniversary, a partial withdrawal may be made once in each certificate year without incurring a Partial Withdrawal Charge. Any additional Partial Withdrawals in a Certificate Year are subject to a Partial Withdrawal Charge. The minimum amount that may be withdrawn is shown in each Certificate. The maximum amount that may be withdrawn is shown in each Certificate. Any withdrawal made will not be treated as premium only for the purposes of calculating the Surrender Charge. To take a partial withdrawal, satisfactory notice must be sent to our Variable Products Customer Service Center.

FG-MA-1000-08/97

                        Death Benefit Proceeds
--------------------------------------------------------------------------------
Proceeds Payable to the Beneficiary

Prior to the Annuity Commencement Date
If the sole Owner dies prior to the annuity commencement date, we will pay the beneficiary the death benefit. If there are joint Owners and any Owner dies, we will pay the surviving Owners the death benefit. We will pay the amount on receipt of due proof of the Owner's death at our Variable Products Customer Service Center. Such amount may be received in a single lump sum or applied to any of the Annuity Options (see Choosing an Income Plan). When the Owner (or all Owners where there are joint Owners) is not an individual, the proceeds become payable on the death of the annuitant prior to the Annuity Commencement Date (unless a contingent annuitant survived the annuitant). Only one death benefit is payable under a Certificate. In all events, distributions under the Certificate must be made as required by applicable law.

How to Claim Payments to Beneficiary
We must receive proof of the Owner's (or annuitant's) death before we will make any payments to the beneficiary. We will calculate the death benefit as of the date we receive due proof of death. The beneficiary should contact our Customer Service Center for instructions.

Guaranteed Death Benefit
On the certificate date, the guaranteed death benefit is equal to the premium paid. On subsequent valuation dates, the guaranteed death benefit is calculated as shown in each Certificate. A change of Owner will effect the Guaranteed Death Benefit, as shown in each Certificate.

FG-MA-1000-08/97

                        Choosing an Income Plan
--------------------------------------------------------------------------------
Annuity Benefits

If the annuitant and Owner are living on the annuity commencement date, we will begin making payments to the Owner. We will make these payments under the annuity option (or options) as chosen initially or as subsequently selected. An annuity option may be chosen or changed by making a written request at least 30 days prior to the annuity commencement date. Unless chosen otherwise, Option 2 on a 10-year period certain basis will become effective. The amount of the payments will be determined by applying the accumulation value on the annuity commencement date in accordance with the Annuity Options section below (See Payments We May Defer). See each Certificate for certain restrictions which may apply. Before we pay any annuity benefits, we require the return of the Certificate. If a Certificate has been lost, we require the applicable lost certificate form.

Annuity Commencement Date Selection

The Owner selects the Annuity Commencement Date. Any date may be elected following the third certificate anniversary but before the required date of annuity commencement as shown in each Certificate. If a date is not selected, the annuity commencement date will be in the month following the required date of annuity commencement.

Frequency Selection

The Owner chooses the frequency of the Annuity Payments. They may be monthly, quarterly, semi-annually, or annually. If we do not receive written notice, the payments will be made monthly.

The Income Plan

While a Certificate is in effect and before the annuity commencement date, the Owner may choose one or more annuity options to which death benefit proceeds may be applied. If, at the time of the Owner's death, no option has been chosen for paying death benefit proceeds, the beneficiary may choose an option within one year. An annuity option on surrender of the Certificate for its cash surrender value may also be elected. For each option we will issue a separate written agreement putting the option into effect.

Our approval is needed for any option where:
             (1) The person named to receive payment is other than the Owner or beneficiary; or
             (2) The person named is not a natural person, such as a
                 corporation; or
             (3) Any income payment would be less than the minimum annuity income payment shown in each Certificate.

The Annuity Options

There are four options to choose from.  They are:

Option 1.  Income for a Fixed Period
Payment is made in equal installments for a fixed number of years. We guarantee each monthly payment will be at least the Income For Fixed Period amount shown in each Certificate. Values for annual, semiannual or quarterly payments are available on request.

Option 2.  Income for Life
Payment is made to the person named in equal monthly installments and guaranteed for at least a period certain. The period certain can be 10 or 20 years. Other periods certain are available on request. A refund certain may be chosen instead. Under this arrangement, income is guaranteed until payments equal the amount applied. If the person named lives beyond the guaranteed period, payments continue until his or her death.

FG-MA-1000-08/97

--------------------------------------------------------------------------------

We guarantee each payment will be at least the amount shown in the Income for Life Table in each Certificate. By age we mean the named person's age on his or her last birthday before the option's effective date. Amounts for ages not shown are available on request.

Option 3.  Joint Life Income
This option is available if there are two persons named to receive payments. At least one of the persons named must be either the Owner or beneficiary of the Certificate. Monthly payments are guaranteed and are made as long as at least one of the named persons is living. The monthly payment amounts are available upon request. Such amounts are guaranteed and will be calculated on the same basis as the Table for Income for Life, however, the amount will be based on two lives.

Option 4.  Annuity Plan
An amount can be used to buy any single premium annuity we offer on the option's effective date.

The current annuity payment rates available when the value of the Certificate is applied to an income plan will be no less than single premium immediate annuity rates of the same rating class we then offer.

The minimum rates for Option 1 are based on 3% interest, compounded annually. The minimum rates for Options 2 and 3 are based on 3% interest, compounded annually, and the Annuity 2000 Mortality Table. We may pay a higher rate at our discretion.

Payment When Named Person Dies

When the person named to receive payment dies, we will pay any amounts still due as provided by the option agreement. The amounts still due are determined as follows:

     (1) For Option 1 or for any remaining guaranteed payments under Option 2, payments will be continued.
     (2) For Option 3, no amounts are payable after both named persons have died.
     (3) For Option 4, the annuity agreement will state the amount due, if any.

FG-MA-1000-08/97

                        General Provisions
--------------------------------------------------------------------------------

Entire Contract

This Contract, including any attached rider, Endorsement, amendment and the application of the contractholder, constitute the entire Contract between the contractholder and us. All statements made by the contractholder, any Owner or any annuitant will be deemed representations and not warranties. No such statement will be used in any contest unless it is contained in the application signed by the contractholder or in a written instrument signed by the Owner, a copy of which has been furnished to the Owner, the beneficiary or to the contractholder.

Sending Notice to Us

Any written notices or requests should be sent to our Customer Service Center. The address of our Variable Products Customer Service Center is shown in Important Terms.

Reports to Owner

We will send the Owner a report, at least once during each Certificate year, showing the accumulation value, the Death Benefit and the cash surrender value of each Certificate as of the end of the certificate processing period. The report will also show the allocation of the accumulation value as of such date and the amounts deducted from or added to the accumulation value since the last report. The report will also include any other information that may be currently required by the insurance supervisory official of the jurisdiction in which the Certificate is delivered.

We will also send copies of any shareholder reports of the portfolios in which the Divisions of the separate accounts invest, as well as any other reports, notices or documents required by law to be furnished to Owners.

Assignment

Benefits under a Certificate may be assigned as collateral security for a loan or other obligation. This does not change the Certificate ownership. The Owner's rights and any Beneficiary's rights are subject to the terms of the assignment. To make or release an assignment, we must receive written notice satisfactory to us, at our Variable Products Customer Service Center. We are not responsible for the validity of any assignment.

Changing the contract

This Contract or any additional benefit riders may be changed to another annuity plan according to our rules at the time of the change.

Contract Changes - Applicable Tax Law

We reserve the right to make changes in this Contract or its riders to the extent we deem it necessary to continue to qualify this Contract as an annuity. Any such changes will apply uniformly to all Certificates that are affected. The Contractholder and the Owner will be given advance written notice of such changes.

Misstatement of Age or Sex

If an age or sex has been misstated, the amounts payable or benefits provided under the Contract, as described in each Certificate, will be those that the premium payment made would have bought at the correct age or sex.

Non-Participating

Neither this Contract, nor its Certificates, participates in the divisible surplus of First Golden American Life Insurance Company of New York.

FG-MA-1000-08/97

--------------------------------------------------------------------------------

Payments We May Defer

We may not be able to determine the value of the assets of the Divisions because:

     (1) The NYSE is closed for trading;
     (2) The SEC determines that a state of emergency exists; or
     (3) An order or pronouncement of the SEC permits a delay for the protection of Owners.
     (4) The check used to pay the premium has not cleared through the banking system. This may take up to 15 days.

During such times, as to amounts allocated to the Divisions, we may delay:

     (1) Determination and payment of the cash surrender value;
     (2) Determination and payment of any death benefit if death occurs before the annuity commencement date;
     (3) Allocation changes of the accumulation value; or,
     (4) Application of the accumulation value under an income plan.

We reserve the right to delay payment of amounts allocated to the Fixed Account for up to six months.

Authority to Make Agreements

All agreements made by us must be signed by one of our officers. No other person, including an insurance agent or broker, can:

     (1) Change any of the Contract's terms;
     (2) Extend the time for premium payments; or
     (3) Make any agreement binding on us.

Computations

We have filed a detailed statement of our computations with the insurance supervisory official in appropriate jurisdictions. The values are not less than those required by the law of that state or jurisdiction. Any benefit provided by an attached optional benefit rider will not increase these values unless otherwise stated in that rider.

Facility of Payment

If no beneficiary is named, we reserve the right to pay an amount not to exceed $2,000 to any person we determine to be entitled to such amount by reason of incurred expenses incident to the last illness or death of an Owner.

Incontestability

The benefits under this Contract will not be contested, except for nonpayment of premiums, after it has been in effect during the annuitant's lifetime for two years from the certificate date.

Certificates

Certificates will be furnished by us.

Conformity with Law

If any provision of this Contract is contrary to any law to which it is subject, such provision is considered amended to conform to such law.

FG-MA-1000-08/97

--------------------------------------------------------------------------------
Records

The Contractholder will furnish us information relative to this Contract as we may require to administer this Contract. Such records, which in our opinion have a bearing on this Contract, will be open to us for inspection at all reasonable times.

Owner's Right to Examine the Certificate

An Owner may return a Certificate to us or the agent through whom it was purchased within 10 days of receipt. If so returned, we will treat the Certificate as though it was never issued. Upon receipt we will promptly refund the Accumulation Value plus any charges we have deducted as of the date the returned Certificate is received by us.

FG-RA-1002-08/97

FIRST GOLDEN AMERICAN
LIFE INSURANCE COMPANY
OF NEW YORK                                SECTION 72 RIDER
A stock company
--------------------------------------------------------------------------------

Required Distribution of Proceeds on Death of Owner

This Rider is required to qualify the Contract/Certificate to which it is attached as an annuity under Section 72 of the Internal Revenue Code of 1986, as amended (the "Code"). Where the terms of this Rider are in conflict with the terms of the Contract/Certificate, the Rider will control. First Golden American Life Insurance Company of New York, "First Golden American", reserves the right to amend or administer the Contract/Certificate and Rider as necessary to comply with applicable tax requirements. This Rider and the Contract/Certificate should be construed so that they comply with applicable tax requirements.

Death of Owner On Or After Annuity Commencement Date

IF ANY OWNER DIES ON OR AFTER the Annuity Commencement Date but prior to the time the entire interest in the Contract/Certificate has been distributed, the remaining portion will be distributed at least as rapidly as under the method of distribution being used as of the date of the Owner's or Annuitant's death.

Death of Owner Prior to Annuity Commencement Date

         IF ANY OWNER DIES PRIOR TO the Annuity Commencement Date, the entire interest in the Contract/Certificate will be distributed within five years of the Owner's death.
         However, this distribution requirement will be considered satisfied as to any portion of the Owner's interest in the Contract/Certificate which is payable to or for the benefit of a Designated Beneficiary and which will be distributed over the life of such Designated Beneficiary or over a period not extending beyond the life expectancy of that Designated Beneficiary, provided such distributions begin within one year of the Owner's death. If the Designated Beneficiary is the surviving spouse of the decedent, the Contract/Certificate may be continued in the name of the spouse as Owner and these distribution rules are applied by treating the spouse as the Owner. However, on the death of the surviving spouse, this provision regarding spouses may not be used again.
     If any Owner is not an individual, the death or change (where permitted) of the Annuitant will be treated as the death of an Owner.
The Designated Beneficiary is the person entitled to ownership rights under the Contract/Certificate. Thus, where no death benefit has become payable, the Designated Beneficiary, for the purposes of applying this Rider, will be the Owner(s). Where a death benefit has become payable, the Designated Beneficiary, for the purposes of applying this Rider, is the person(s) entitled to the death benefit, generally the Beneficiary or surviving Owners, as appropriate. Upon the death of any Owner, the Designated Beneficiary will become the Owner or, if an individual, will become the Annuitant.
                          *        *        *
An Owner may notify First Golden American as to the manner of payment under this Rider. If such Owner has not so notified First Golden American prior to his or her death, the Designated Beneficiary under the Contract/Certificate may so notify First Golden American.

         FIRST GOLDEN AMERICAN LIFE INSURANCE COMPANY OF NEW YORK

         President  Terry L. Kendall        Secretary  Myles R. Tashman

FG-RA-1002-08/97

Deferred Combination Variable and Fixed Annuity Group Master
Contract - No Dividends

Variable Cash Surrender Values while an Owner is living and prior to the Annuity Commencement Date. Death benefit subject to guaranteed minimum. Additional premium payment option. Partial withdrawal option. Non-participating. Investment results reflected in values.



FG-MA-1000-08/97